EXHIBIT 10.1


                                 NT HOLDING CORP

                                       AND

                        SHANXI JINHAI METAL GROUP LIMITED









                             JOINT VENTURE AGREEMENT

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ARTICLE 1. GENERAL

      This joint venture agreement was formed in accordance with the relevant Laws, Rules and Regulations of the People's Republic of China. Based upon principles of mutual benefit and equity, and after pleasant negotiation, it was unanimously consented by and entered into by NT Holding Corp and Shanxi Jinhai Mutual Group, Limited for the purpose of pursuing beneficial business opportunities.

ARTICLE 2. JOINT VENTURE PARTIES

1.    The parties to this agreement are:

      o     NT HOLDING CORP, a Nevada corporation (hereinafter Party A).

      o SHANXI JINHAI METAL GROUP, LIMITED, a Chinese corporation (hereinafter Party B ).

ARTICLE 3. SCOPE

1. Both parties agree, in accordance to the relevant laws and regulations of the People's Republic of China, to form the Sino foreign joint venture company in China under the name of "American-Asia Metallurgical Industry Limited", which shall sometimes be referred to herein as "AAMI".

2. Party B shall inject its operating business into AAMI. Party B will be responsible for all day to day operations and management of AAMI. It is understood by the parties hereto that the net asset value of Party B's assets as of the date hereof is approximately US $5,500,000, according to Chinese GAAP. Party B shall nominate one director to serve on the Board of Directors of Party A. Such director shall report on the daily operations of AAMI to Party A.

ARTICLE 4. BENEFICIAL INTEREST OF THE PARTIES

      Party A will have a 70% interest in AAMI and Party B will have a 30% interest in AAMI.

ARTICLE 5. OBJECTIVE

      The objective of AAMI is to maximize the business potential of the relationship in the way best seen fit by the management of AAMI as appointed by the parties hereto.

ARTICLE 6. INVESTMENT

1. Investment of Party A: Party A shall be responsible investing US $2,000,000 into AAMI within one year from date of the certificate of incorporation issued by Chinese goverment. In the event that Party A fails to deliver all or part of this cash obligation, Party A will be obligated to issue shares of Party A's common stock equal to the amount of such deficiency to Party B as part of the capital contribution commitment. The value attributed to any such shares issued will be equal to the closing market price of Party A's common stock on the date the shares are issued.

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2.    Investment of Party B: Party B shall inject its operating business into
      AAMI. Party B will, thereafter, be responsible for all day to day operations and management of AAMI. It is understood by the parties hereto that the net asset value of Party B's assets as of the date hereof is approximately US $5,500,000, according to Chinese GAAP.

ARTICLE 7. RESPONSIBILITIES

1.    Responsibilities of Party A:

      a.    To make the investment described in Article 6 hereof.
      b. To support AAMI as necessary with its know-how and expertise in the business affairs of AAMI.

2.    Responsibilities of Party B:

      a.    To inject its operating business into AAMI.
      b.    To manage the day to day affairs of AAMI.
      c.    To report to Party A on the ongoing business of AAMI.
      d. To arrange all necessary procedures to obtain business license of the joint venture.

ARTICLE 8. MANAGEMENT STRUCTURE

      The business affairs of AAMI shall be managed by Party B.

ARTICLE 9. JOINT VENTURE PERIOD

      Both parties intend to have a long-term relationship. Therefore the initial period of the joint venture is set to be twenty (20) years.

ARTICLE 10. CHANGES AND TERMINATION

      Previous mutual consent must be obtained for any changes to this agreement or for the termination of this agreement.


ARTICLE 11. FORCE MAJEURE

      Any delay in or failure of performance by either party under this agreement shall not be considered a breach of this agreement, and shall be excused provided the party failed to perform has notified the other party with suitable evidence within three days from the date of such occurrence, to the extent caused by but not limited to earthquake, flood, fire, war or any occurrence beyond the reasonable control of such party. Both parties shall resolve the issue by referencing to the extent of the resultant damages.

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ARTICLE 12. JURISDICTION

      This agreement shall be governed by the laws of Hong Kong.

ARTICLE 13. ARBITRATION

      Both parties agree that they shall take all steps to resolve any conflict through private negotiation and discussion. In the event that a conflict is not resolved, it will be submitted to binding arbitration in Hong Kong.

ARTICLE 14. EFFECTIVE DATE AND OTHERS

      This agreement is effective upon signing by the respective legal or authorized representatives of each of Party A and Party B.

NT HOLDING CORP                                   SHANXI JINHAI METAL GROUP
                                                  LIMITED

   /s/ Chun Ka Tsun, CEO                               /s/ Xue Yue Ting
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Authorized Representative                         Authorized Representative

Date:    March 12, 2006                           Date:    March 12, 2006
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